SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        INTERVEST BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                               13-3699 013
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                10 Rockefeller Plaza (Suite 1015), New York, New
             York 10020 (Address, including zip code of registrant's
                          principal executive offices)

         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------

         None                                None

         Securities to be registered pursuant to Section 12(g) of the Act:

                              Class A Common Stock
                            par value $1.00 per share
         --------------------------------------------------------------
                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

         The description of the Registrant's Class A Common Stock, par value $1.00 per share (the "Common Stock"), as included under the caption "Description of Securities" at page 48 of the Prospectus forming a part of the Registrant's pre-effective Amendment No. 1 to its Registration Statement on Form SB-2, filed with the Securities and Exchange Commission (the "Commission") on September 22, 1997, Registration Number 333-33419, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.

Item 2.           Exhibits.
                  ---------

         1.       Form  of  Restated   Certificate  of   Incorporation   of  the
                  Registrant (incorporated herein by reference to the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form SB-2 filed with the Commission on September 22, 1997 (Registration Number 333-33419)).

         2. Form of Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form SB-2 filed with the Commission on September 22, 1997 (Registration Number 333-33419)).

         3. Specimen Certificate of Class A Common Stock of Registrant (incorporated herein by reference to the Registrant's pre-effective Amendment No.1 to its Registration Statement on Form SB-2 filed with the Commission on September 15, 1994 (Registration Number 33-82246)).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October ___, 1997            INTERVEST BANCSHARES CORPORATION

                                      By:    __________________________________
                                             Lawrence G. Bergman
                                             Vice President